UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2013

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-09305	43-1273600
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2102

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (314) 342-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 15, 2013, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 5, 2012, among Stifel Financial Corp., a Delaware corporation (“Stifel”), SFKBW One, Inc., a Delaware corporation and Stifel’s direct, wholly owned subsidiary (“Merger Subsidiary”), SFKBW Two, LLC, a Delaware limited liability company and Stifel’s direct, wholly owned subsidiary, which is disregarded from Stifel (“Successor Subsidiary”), and KBW, Inc., a Delaware corporation (“KBW”), Merger Subsidiary merged with and into KBW and KBW continued as the surviving corporation (the “Merger”). Immediately after the effectiveness of the Merger, KBW merged with and into Successor Subsidiary, with Successor Subsidiary continuing as the surviving entity in such merger as Stifel’s direct wholly owned subsidiary.

Pursuant to the Merger Agreement, each outstanding share of KBW common stock was converted into the right to receive cash consideration of $8.00 and 0.2143 shares of Stifel common stock. In addition, at the effective time of the Merger, all outstanding awards of KBW restricted stock and awards of restricted stock units, other than continuing awards, as discussed below, to the extent not vested prior to the Merger, were fully vested and converted into the right to receive cash consideration of $8.00 and 0.2143 shares of Stifel common stock for each KBW share subject to such awards, subject to any applicable tax withholding.

All outstanding awards of KBW restricted stock that had been subject to a letter agreement providing for a waiver of certain vesting rights (“continuing restricted share awards”), all outstanding awards of KBW restricted stock units for which the holder had made a change in control override election (“continuing RSU awards”) and all other equity awards of KBW were converted into the right to receive 0.2143 shares of Stifel common stock (rounded up to the nearest whole number in case of continuing restricted share awards) for each KBW share subject to such continuing restricted share award, continuing RSU award or other equity award, respectively, immediately prior to the effective time of the Merger, subject to any applicable tax withholding.

On February 15, 2013, Stifel issued a press release announcing the completion of the Merger and the other transactions contemplated by the Merger Agreement and the cessation of trading in KBW common stock as of the end of trading hours on The New York Stock Exchange on February 14, 2013.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated February 15, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: February 19, 2013	By:	/s/ Ronald J. Kruszewski
Ronald J. Kruszewski
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated February 15, 2013.